UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2026
_____________________________
The Vita Coco Company, Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Fifth Avenue
Second Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, include area code) (212) 206-0763
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, the Board of Directors (the “Board”) for The Vita Coco Company, Inc. (the “Company”) increased the number of directors serving on the Board from nine (9) to ten (10) and appointed Shelley Broader to the Board as a Class II director to fill the resulting vacancy and to serve until the end of Class II’s term expiring at the next annual meeting of stockholders and until her successor shall be elected and qualified. The Board expects to appoint Ms. Broader to one or more committees of the Board at a later date. As of the filing of this Current Report on Form 8-K, the Board has not determined the committee assignments for Ms. Broader. The Company will provide the foregoing information by filing an amendment to this Current Report on Form 8-K after the information is determined or becomes available.

Ms. Broader will be compensated for her service as a director in accordance with the Company’s policy on non-employee director compensation. In connection with her appointment to the Board, the Company intends to enter into an indemnification agreement with Ms. Broader in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.

Ms. Broader does not have any arrangement or understanding with any other person pursuant to which she was appointed as a director. Ms. Broader does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On January 8, 2026, the Company issued a press release to announce the appointment of Ms. Broader to the Board. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on January 7, 2026, the Board appointed Charles van Es as the Company’s Chief Commercial Officer, effective January 1, 2026. In his new capacity, Mr. van Es will lead global commercial strategy and market development, in addition to his continued responsibilities overseeing the US market. There are no changes to Mr. van Es’ compensation as result of the appointment.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 8, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: January 8, 2026	By:	/s/ Martin Roper
Name: Martin Roper
Title: Chief Executive Officer